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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated February 22, 2001, relating to the financial statements of Salomon Smith Barney Diversified 2000 Futures Fund L.P. and the statement of financial condition of Smith Barney Futures Management LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
April 19, 2001